Exhibit 10.2
GANNETT CO., INC.
EMPLOYEE CASH PERFORMANCE UNIT AWARD AGREEMENT
THIS EMPLOYEE CASH PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”) is made as of [Grant Date], by and between Gannett Co., Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Grantee”).
In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of Award. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee a cash performance unit award (the “Award”) with a target amount of $[Award Amount] (the “Target Amount”).
2.Grant Date. The grant date of the Award hereby granted is [Grant Date] (the “Grant Date”).
3.Performance Criteria. The performance criteria and metrics for the Award shall be based on the Company’s achievement of Total Adjusted EBITDA and Total Digital Revenue, with equal weighting of each metric, with three one calendar-year cycles against goals to be approved by the Compensation Committee (the “Committee”), with objectives established at the beginning of each one calendar-year cycle (each, a “Cycle”), and with one-third of the Target Amount subject to each Cycle. Unless the Committee determines otherwise for a Cycle, the performance criteria and metrics shall provide for payment of 100% of target for achieving target goals, 50% of target for achieving threshold goals, 120% of target for achieving maximum (or greater) goals, and no payout for achievement below threshold goals. The amount of the Award that is eligible to vest in accordance with Section 4 of this Agreement shall be determined by calculating the Total Adjusted EBITDA and Total Digital Revenue for each Cycle and comparing it to the Total Adjusted EBITDA and Total Digital Revenue performance criteria and metrics established by the Committee for such Cycle (the “Amount Eligible to Vest”). If the Total Adjusted EBITDA or Total Digital Revenue is between two points of the applicable performance criteria and metrics, then the Amount Eligible to Vest shall be determined by linear interpolation.
4.Vesting.
(a) If the Grantee remains in continuous service as an employee of the Company or its affiliates through the third anniversary of the Grant Date (the “Vesting Date”), then the Grantee will be paid the Amount Eligible to Vest in accordance with Section 5 of this Agreement based on the achievement of the Total Adjusted EBITDA and Total Digital Revenue performance criteria and metrics for the Cycles.
(b) If the Grantee’s employment with the Company or its affiliates is terminated prior to the Vesting Date either by the Company or an affiliate without Cause (except for a termination without Cause pursuant to Section 4(c) of this Agreement), or as a result of the Grantee’s death or Disability, then the Grantee will immediately vest in an amount equal to the sum of the following:

i.for any Cycle that was completed prior to the date of termination, the Amount Eligible to Vest for such Cycle determined in accordance with Section 3 of this Agreement based on actual performance for such Cycle;
ii.for the Cycle that includes the date of termination, an amount equal to the product of (x) the Amount Eligible to Vest for such Cycle determined in accordance with Section 3 of this Agreement based on target performance, regardless of actual performance for such Cycle, and (y) a fraction, the numerator of which is the number of days elapsed between the first day of such Cycle and the date of termination, inclusive of the first day of the Cycle, and the denominator of which is the total number of days in such Cycle; and
iii.for any Cycle which commences after the date of termination, no amount shall be included.
(c) In the event of a Change in Control: (1) if the Grantee’s employment with the Company or its affiliates is terminated by the Company or an affiliate without Cause prior to the Vesting Date within two years following a Change in Control, or (2) if the acquirer or surviving entity (or parent of such acquirer or surviving entity) in connection with a Change in Control does not agree to the assumption or substitution of the Award in accordance with the terms of the Company’s 2023 Stock Incentive Plan, as in effect as of the Grant Date, then the Grantee will immediately vest in an amount equal to the sum of the following:
iv.for any Cycle that was completed prior to the date of termination, the Amount Eligible to Vest for such Cycle determined in accordance with Section 3 of this Agreement based on actual performance for such Cycle; and
v.for any Cycle which includes the date of termination or commences after the date of termination, the Target Amount for such Cycle, regardless of actual performance for such Cycle, without proration.
(d) If the Grantee’s employment with the Company or its affiliates is terminated prior to the Vesting Date either by the Company or an affiliate for Cause, then the Award, whether vested or unvested, will immediately be forfeited without the payment of any consideration.
For purposes of this Agreement, (i) “Disability” shall have the meaning set forth in the Company’s 2023 Stock Incentive Plan, as in effect on the Grant Date; (ii) “Cause” shall have the meaning set forth in  the Company’s Key Employee Severance Plan, as in effect on the Grant Date; and (iii) “Change in Control” shall have the meaning set forth in the Company’s 2023 Stock Incentive Plan, as in effect of the Grant Date.
5.Payment. Subject to Section 12 of this Agreement, payment of the amount of the Award that vests shall be made as soon as practicable after the applicable date of vesting, but in no event later than March 15th of the calendar year following the calendar year that includes the applicable date of vesting.

6.Forfeiture. Subject to Section 4 of this Agreement, any portion of the Award which has not vested by the date the Grantee’s service as an employee of the Company or its affiliates ends for any reason shall immediately be forfeited on such date.
7.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
8.Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.
9.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
10.Grantee Acknowledgment. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Company in respect of this Agreement and the Award shall be final and conclusive.
11.Non-Transferability. The Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution. If any prohibited Transfer, whether voluntary or involuntary, of the Award is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the Award, the Grantee’s right to the Award shall be immediately forfeited to the Company, and this Agreement shall be null and void.
12.Tax Withholding. The Company or its affiliates may deduct and withhold from the Award such federal, state, local foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws of such state.
14.Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (a) to the Company at its principal place of business; or (b) to the Grantee at the address on file with the Company, or such other address as the Company or the

Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (i) upon delivery if delivered in person; (ii) on the next business day if transmitted by national overnight courier; and (iii) on the fourth business day following mailing by registered or certified mail, postage prepaid.
15.Agreement Not a Contract for Services. Neither the granting of the Award nor this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its affiliates for any period of time or at any specific rate of compensation.
16.Representations. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
17.Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
18.Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (collectively, “Section 409A”), under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the Treasury Regulations, and this Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from or complies with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
19.Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any portion of the Award paid hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Detrimental Conduct Recoupment Policy, the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policies”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies that may apply to the Grantee; and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and any Policy conflict, then the terms of the Policy shall prevail.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement as of the day and year first written above.
GANNETT CO., INC.

_____________________________
By:
Title:

Acknowledged and Accepted:

_____________________________
[Grantee Name]